As  filed  with  the  Securities  and  Exchange   Commission  on  May  18,  2001
Registration No. ___________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                    ----------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    ----------------------------------------

                              Ionics, Incorporated
             (Exact name of Registrant as specified in its charter)
                          -----------------------------

                   Massachusetts                         04-2068530
           (State or other jurisdiction               (I.R.S. Employer
         of incorporation or organization)          Identification Number)

                                 65 Grove Street
                            Watertown, MA 02472-2882
                                 (617) 926-2510
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                     ----------------------------------------

                               Arthur L. Goldstein
                 President, Chief Executive Officer and Chairman
                              Ionics, Incorporated
                                 65 Grove Street
                            Watertown, MA 02472-2882
                                 (617) 926-2500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                    ----------------------------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Stephen Korn, Esq.                               Mitchell S. Bloom, Esq.
Vice President and General Counsel               Testa, Hurwitz & Thibeault, LLP
Ionics, Incorporated                             High Street Tower
65 Grove Street                                  125 High Street
Watertown, MA 02472-2882                         Boston, Massachusetts 02110
(617) 926-2500                                   (617) 248-7000


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following.

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------- --------------- ------------------------- -------------------------- -------------
                                                   Amount to be       Proposed Maximum          Proposed Maximum          Amount of
        Title of Shares to be Registered            Registered       Offering Price Per        Aggregate Offering       Registration
                                                                          Share(1)                  Price(1)               Fee(2)
------------------------------------------------- --------------- ------------------------- -------------------------- -------------
------------------------------------------------- --------------- ------------------------- -------------------------- -------------
Common Stock, $1.00 par value per share (2)          875,000               $26.00                  $22,750,000          $5,687.50
------------------------------------------------- --------------- ------------------------- -------------------------- -------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of the common stock of Ionics, Incorporated on the New York Stock Exchange on May 14, 2001.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
================================================================================

                   Subject to completion, dated May 18, 2001.

PROSPECTUS


                              IONICS, INCorporatED



                                 875,000 Shares

                                  Common Stock





         The selling stockholders identified in this prospectus are offering for sale up to 875,000 shares of our common stock. We will not receive any proceeds from the sale of these shares by the selling stockholders.

         The selling stockholders acquired the offered shares directly from Ionics in a private placement that closed on April 18, 2001. The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

         Our common stock is traded on the New York Stock Exchange under the symbol "ION." On May 15, 2001, the closing sale price of our common stock on the New York Stock Exchange was $26.00 per share.

                            ------------------------

                  Investing in our common stock involves risk.
                     See "Risk Factors" beginning on page 1.

                            ------------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

               The date of this prospectus is ________ ___, 2001.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                            ------------------------

                                TABLE OF CONTENTS
                                                                            Page
Ionics, Incorporated......................................................    1
Risk Factors..............................................................    1
Special Note Regarding Forward-Looking Information........................    4
Use of Proceeds...........................................................    5
Selling Stockholders......................................................    5
Plan of Distribution......................................................    6
Legal Matters.............................................................    8
Experts...................................................................    8
Where You Can Find More Information.......................................    8
Incorporation of Certain Documents by Reference...........................    9
                            ------------------------

                              IONICS, INCORPORATED

         We are a leading water purification company engaged worldwide in the supply of water and of water treatment equipment through the use of proprietary separations technologies and systems. Our products and services are used by us or our customers to desalt brackish water and seawater, to purify and supply bottled water, to treat water in the home, to manufacture and supply water treatment chemicals and ultrapure water, to process food products, recycle and reclaim process water and wastewater, and to measure levels of waterborne contaminants and pollutants. Our customers include industrial companies, consumers, municipalities and other governmental entities, and utilities. Our business activities are reported in four business group segments. These business group segments are our Equipment Business Group, our Ultrapure Water Group, our Consumer Water Group and our Instrument Business Group.

         Ionics was incorporated in Massachusetts in 1948. Our principal executive offices are located at 65 Grove Street, Watertown, Massachusetts 02472.

                                  RISK FACTORS

     You should carefully consider the risks described below before you decide to buy our common stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. In evaluating our business and before you decide to buy our common stock, you should consider carefully the following risks, in addition to the other information contained in this prospectus and the other documents incorporated by reference into this prospectus. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In such case, the trading price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Our results of operations may fluctuate significantly on a quarterly basis.

         Our quarterly operating results may vary significantly from quarter to quarter, depending on a number of factors including:

o the introduction and market acceptance of new products and new variations of existing products;
o  the activities of competitors;
o  our ability to control expenses;
o  variations in the timing of orders and subsequent shipments;
o  length of approval processes or market tests;
o  changes in our mix of products;
o  disruption in our sources of supply;
o  personnel changes;
o  changes in our capital spending;
o  unforeseeable or unavoidable delays in large-scale customer projects;
o  higher interest rates; and
o  general economic conditions.

Higher interest rates may hurt us financially.

         Ionics engages in short term and long term borrowing, some of which is subject to interest rates that float with U.S. prime rates or foreign rates. This borrowing makes us subject to the risk that interest rates may increase significantly and increase the cost of such borrowing.

We may face significant risks from our international operations.

         We derive a significant portion of our revenues from international operations, which involve a number of additional risks, including the following:

o impact of possible recessionary environments in economies outside the United States;
o longer receivables collection periods and greater difficulty in accounts receivable collection;
o  exposure to foreign taxation;
o  tariffs and other trade barriers;
o  transportation delays;
o  foreign currency exchange rate fluctuations;
o  difficulties in staffing and managing foreign operations;
o  unexpected changes in regulatory requirements;
o  the burdens of complying with a variety of foreign laws and regulations; and
o  political and economic instability.

         If our international operations expand, an increasing portion of our revenues will be denominated in foreign currencies, subjecting us to fluctuations in foreign currency exchange rates. We do not currently engage in foreign currency hedging transactions. However, as we continue to expand our international operations, exposures to gains and losses on foreign currency transactions may increase. We may choose to limit our exposure by the purchase of forward foreign exchange contracts or similar hedging strategies. The currency exchange strategy that we adopt may not be successful in avoiding exchange-related losses. In addition, the above-listed factors may cause a decline in our future international revenue and, consequently, may harm our business.

We have only limited protection for our proprietary technology.

         We rely on a combination of patent, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Our success depends in part on our ability to obtain new patents and licenses and to preserve other intellectual property rights covering our products. We intend to continue to seek patents on our inventions when appropriate. The process of seeking patent protection can be time consuming and expensive and we cannot assure you that any new patent applications will be approved, that any patents that may issue will protect our intellectual property or that any issued patents will not be challenged by third parties or will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us. Other parties may independently develop similar or competing technology or design around any patents that may be issued to us. We cannot be certain that the steps we have taken will prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

We may become subject to infringement claims.

         Although we do not believe that our products infringe the proprietary rights of any third parties, we have in the past been subject to infringement claims and third parties might assert infringement claims against us or our customers in the future. Furthermore, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation, either as plaintiff or defendant, would cause us to incur substantial costs and divert management resources from productive tasks. Any litigation, regardless of the outcome, could harm our business.

         If it appears necessary or desirable, we may seek licenses to intellectual property that we are allegedly infringing. We may not be able to obtain licenses on acceptable terms. The failure to obtain necessary licenses or other rights could harm our business.

We have many competitors and we may not be able to compete effectively.

         We experience competition from a variety of sources with respect to virtually all of our products, although we do not know of any single entity that competes with us across the full range of our products, systems and services. Competition in the markets that we serve is based on a number of factors, including price, technology, applications experience, know-how, availability of financing, reputation, product warranties, reliability, service and distribution. Many of our current and potential competitors have greater name recognition and substantially greater financial, marketing and other resources than we do. These greater resources could, for example, allow our competitors to develop technology, products and services superior to our own. As a result, we may not be able to compete effectively with current or future competitors.

We may not be not be able to develop the new products or acquire the rights to new products necessary to remain competitive.

         The water purification industry is characterized by ongoing technological developments and changing customer requirements. As a result, our success and continued growth depend, in part, on our ability to develop or acquire rights to and successfully introduce into the marketplace enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by our competition. There can be no assurance that we will be successful in developing or acquiring such rights to products on a timely basis or that such products will adequately address the changing needs of the marketplace.

We may not be able to adapt to changes in technology and government regulation fast enough to remain competitive.

         The water purification industry is characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for our products and services. Changes in legislative, regulatory or industrial requirements may render certain of our purification products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. Our ability to anticipate changes in technology and regulatory standards and to develop and introduce new and enhanced products successfully on a timely basis will be a significant factor in our ability to grow and to remain competitive. There can be no assurance that we will be able to achieve the technological advances that may be necessary for us to remain competitive or that certain of our products will not become obsolete. In addition, we are subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to operate properly.

A portion of our sales is dependent upon our customers' spending cycles for capital equipment.

         The sale of capital equipment within the water purification industry is cyclical and influenced by various economic factors including interest rates and general fluctuations of the business cycle. Our Equipment Business Group and our Ultrapure Water Group each derive a significant portion of its revenue from the sale of capital equipment. While we sell capital equipment to customers in diverse industries and in domestic and international markets, cyclicality of capital equipment sales and general economic conditions could have an adverse effect on our revenues and profitability.

We must comply with significant environmental regulations, which can be difficult and expensive.

         We are subject to a variety of federal, state and local governmental regulations related to the use, storage, discharge and disposal of toxic, volatile or otherwise hazardous chemicals used in our manufacturing processes. Although we believe that our activities conform to presently applicable environmental regulations, the failure to comply with present or future regulations could result in fines being imposed on us, suspension of production or a cessation of operations. Any failure by us to control the use of, or adequately restrict the discharge of, hazardous substances, or otherwise comply with environmental regulations, could subject us to significant future liabilities. In addition, we cannot assure you that past use or disposal of environmentally sensitive materials in conformity with then existing environmental laws and regulations will not result in remediation or other significant liabilities under current or future environmental laws or regulations.

We rely significantly upon certain key individuals and our business will suffer if we are unable to retain them.

         We have been and are presently dependent upon the continued efforts of our senior management team, including Arthur L. Goldstein, our Chairman, President and Chief Executive Officer. The loss of the services of Mr. Goldstein or any other members of our senior management team could have a material adverse effect on our ability to achieve our objectives.

If we are unable to continue to hire and retain skilled technical and scientific personnel, then we will have trouble developing products.

         Our success depends largely upon the continued service of our management and scientific staff and our ability to attract, retain and motivate highly skilled scientific, management and marketing personnel. We face significant competition for such personnel from other companies, research and academic institutions, government and other organizations who may better be able to attract such personnel. The loss of key personnel or our inability to hire and retain personnel who have technical and scientific backgrounds could materially adversely affect our product development efforts and our business.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by our use of the words "believes," "can," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements contained or incorporated by reference in this prospectus, particularly under the heading "Risk Factors," that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. The forward-looking statements do not reflect the potential impact of any future acquisitions, mergers or dispositions. We do not assume any obligation to update any forward-looking statement we make.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. The selling stockholders will receive all of the net proceeds from any sale of the shares of common stock being sold by the selling stockholders pursuant to this prospectus.

         The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, New York Stock Exchange listing fees and fees and expenses of our counsel and our accountants.

                              SELLING STOCKHOLDERS

         On April 18, 2001, we issued and sold the 875,000 shares of common stock covered by this prospectus in a private placement to the selling stockholders. The shares were sold pursuant to a stock purchase agreement among us and the selling stockholders at a purchase price of $24.93 per share for an aggregate consideration of approximately $21.8 million. No placement agent or broker was used in connection with this transaction and no commissions or fees were paid for such services.

         The following table sets forth, to our knowledge, the name and number of shares of our common stock beneficially owned by each of the selling stockholders as of May 11, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock and except as set forth in the footnotes to the table. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below. The table has been prepared on the basis of information furnished to us by or on behalf of the selling stockholders. As of May 11, 2001, there were approximately 17,272,592 shares of our common stock outstanding.



                                     Shares of Common Stock                               Shares of Common Stock to be
                                          Beneficially                                            Beneficially
                                   Owned Prior to Offering(1)                              Owned After Offering(1)(2)
                                   --------------------------                              --------------------------

                                                                    Number of Shares
                                                                    of Common Stock
   Name of Selling Stockholder       Number          Percent         Being Offered          Number           Percent
   ---------------------------       ------          -------         -------------          ------           -------
Fidelity Mt. Vernon Street            483,700           2.8%            250,000              233,700           1.4%
   Trust: Fidelity New
   Millennium Fund

Fidelity Magellan Fund                625,000           3.6%            625,000                 0                *
---------------------

* Less than one percent.

(1) Fidelity Management & Research Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, acts as investment adviser to both Fidelity Mt. Vernon Street
     Trust: Fidelity New Millennium Fund and Fidelity Magellan Fund, as well as to various other affiliated investment companies registered under Section 8 of the Investment Company Act of 1940. The shares of our common stock identified as being beneficially owned by each of the selling stockholders listed in the table above do not include any shares of our common stock that may be held or beneficially owned by Fidelity Management & Research Company, FMR Corp. or any of their other affiliated investment companies.

(2) We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

         Each selling stockholder represented to us that it acquired the shares of common stock for investment with no present intention of distributing those shares. In addition, each selling stockholder has represented that it qualifies as an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933. In recognition of the fact that the selling stockholders may want to be able to sell the shares when they consider it appropriate, we agreed to file with the Securities and Exchange Commission a registration statement (of which this prospectus is a part) to permit the resale of the shares from time to time and to use our best efforts to keep the registration statement effective for the period from effectiveness of the registration statement of which this prospectus forms a part until the earliest of (i) the date on which all of the shares have been sold, (ii) the date on which all of the shares are able to be sold in a single transaction under Rule 144 of the Securities Act of 1933, or (iii) April 18, 2003.

         Based on representations by the selling stockholders, to the best of our knowledge, none of the selling stockholders had a material relationship with us or any of our affiliates within the three-year period ending on the date of this prospectus.


                              PLAN OF DISTRIBUTION

         The shares of our common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes pledgees, donees, transferees, designees, or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

o purchases by a broker-dealer as principal and resale by such broker-dealer for it own account pursuant to this prospectus;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers

o block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o    in privately negotiated transactions;

o    in options transactions; and

o    through other means.

         In addition, any shares that qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

         In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. Any profits realized by the selling stockholders and compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

         In order to comply with the securities laws of certain jurisdictions, the shares offered by this prospectus may need to be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares of common stock covered by this prospectus may be limited in their ability to engage in market activities with respect to such shares. The selling stockholders, for example, will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation Regulation M, which provisions may restrict certain activities of the selling stockholders and limit the timing of purchases and sales of any shares of common stock by the selling stockholders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. The foregoing may affect the marketability of the shares offered by this prospectus.

         We have agreed to pay the fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, New York Stock Exchange listing fees and fees and expenses of our counsel and our accountants. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

         We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act of 1933.

         We have agreed to keep the registration statement of which this prospectus forms a part until the earliest of (i) the date on which all of the shares have been sold, (ii) the date on which all of the shares are able to be sold in a single transaction under Rule 144 of the Securities Act of 1933, or
(iii) April 18, 2003. We may suspend the selling stockholders' rights to resell shares under this prospectus.

         State Street Bank and Trust Company, c/o EquiServe Limited Partnership, 150 Royall Street, Canton, MA 02021, is the transfer agent for the shares of our common stock.

                                  LEGAL MATTERS

         The validity of the shares of our common stock offered hereby will be passed upon for us by Stephen Korn, Vice President and General Counsel of Ionics. Mr. Korn beneficially owns 104,939 shares of our common stock, which number includes 102,500 shares subject to options, as to which Mr. Korn has the right to acquire beneficial ownership, and 1,216 shares (as of May 14, 2001) in our Section 401(k) Plan for the account of Mr. Korn.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference to the Annual Report which appears in Exhibit 13 on Form 10-K of Ionics for the year ended December 31, 2000, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549. You should call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on operation of the public reference room. Our Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission's Internet site at "http://www.sec.gov." In addition, these materials may be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the Securities and Exchange Commission at the address listed above or from the Securities and Exchange Commission's Internet site.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares of common stock covered by this prospectus:

1.   Our Annual Report on Form 10-K for the year ended December 31, 2000;

2.   Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

3.   Current report on Form 8-K filed April 24, 2001;

4. All of our filings pursuant to the Securities Exchange Act of 1934 after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

5. The description of our common stock contained in our registration statement on Form 8-A dated September 27, 1990.

         You may request a copy of these documents (other than exhibits to such documents), at no cost, by writing or telephoning Stephen Korn, Clerk, Ionics, Incorporated, 65 Grove Street, Watertown, MA 02472-2882, telephone (617) 926-2510.

         This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information incorporated by reference, provided in this prospectus, or any supplement or that we have referred you to. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. However, you should realize that the affairs of Ionics may have changed since the date of this prospectus. This prospectus will not reflect such changes. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth an estimate (other than with respect to the Securities and Exchange Commission registration fee) of the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, all of which will be borne by Ionics, Incorporated (except any underwriting discounts and commissions and expenses incurred by the selling stockholders in disposing the shares):

Registration Fee -- Securities and Exchange Commission..............$   5,687.50
Accounting Fees and Expenses........................................$   2,000.00
Legal Fees and Expenses.............................................$  20,000.00
Miscellaneous (including listing fees, if applicable) ..............$   5,000.00
                                                                    ------------
         TOTAL......................................................$  32,687.50
                                                                    ============


Item 15.  Indemnification of Directors and Officers.

         Ionics is permitted by the Massachusetts Business Corporation Law and required by its By-laws to indemnify any director or officer or former director or officer against all expenses and liabilities reasonably incurred by him or her in connection with any legal action in which such person is involved by reason of his position with Ionics unless he or she shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of Ionics. Such indemnification shall include payment by Ionics of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or defending a civil or criminal action or proceeding, upon Ionics' receipt of the undertaking of the person indemnified to repay such payment if such person shall be adjudicated not entitled to such indemnification.

         Directors and officers of Ionics are also insured up to an aggregate of $10,000,000 under a Directors' and Officers' Liability and Company Reimbursement Policy.

         The Restated Articles of Organization of Ionics includes a provision limiting the personal liability of directors of Ionics to its stockholders for monetary damages for breaches of their fiduciary duty to the extent permitted by the Massachusetts Business Corporation Law.

Item 16. Exhibits.

         The following exhibits, required by Item 601 of Regulation S-K, are filed as a part of this Registration Statement. Exhibit numbers, where applicable, in the left column correspond to those of Item 601 of Regulation S-K.

Exhibit No. Item and Reference
----------- ------------------
4.1 Stock Purchase Agreement dated as of April 18, 2001 by and among Ionics, Incorporated and the Investors listed on Schedule I attached thereto.

4.2 Restated Articles of Organization (filed as Exhibit 3.1 to Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).

4.3 Amendment to Restated Articles of Organization (filed as Exhibit 3(b) to Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).

4.4         Amendment to Restated Articles of Organization (filed as Exhibit 3.1
            (b) to Registration Statement No. 33-38290 on Form S-2 effective January 24, 1991 and incorporated herein by reference).

4.5         Amendment to Restated Articles
            of Organization (filed as Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference).

4.6 Amendment to Restated Articles of Organization (filed as Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference).

4.7         By-Laws, as amended through May
            2, 2000 (filed as Exhibit 3.2 to Quarterly Report on
            Form 10-Q for the quarter ended March 31, 2000 and incorporated herein by reference).

4.8         Renewed Rights Agreement, dated
            as of August 19, 1997, between Ionics, Incorporated and BankBoston N.A. (filed as Exhibit 1 to Current Report on Form 8-K dated August 27, 1997 and incorporated herein by reference).

4.9 Form of Common Stock Certificate (filed as Exhibit 4.2 to Annual Report on Form 10-K for year ended December 31, 1997 and incorporated herein by reference).

5           Opinion of Stephen Korn, Esquire (filed herewith).

23.1        Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2        Consent of Stephen Korn, Esquire (included in Exhibit 5).

24          Power of Attorney (included on signature pages).

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and
     Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Watertown, Commonwealth of Massachusetts on May 18, 2001.

                           Ionics, Incorporated



                           By: /s/ Arthur L. Goldstein
                               ---------------------------
                               Arthur L. Goldstein
                               Chairman of the Board, President
                               And Chief Executive Officer


                                Power of Attorney

Each person whose signature appears below on this registration statement hereby constitutes and appoints Arthur L. Goldstein and Stephen Korn and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement of Ionics, Incorporated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name                                     Capacity                                        Date
----                                     --------                                        ----
                                         Chairman of the Board,
 /s/ Arthur L. Goldstein                 President and Chief Executive Officer            May 18, 2001
--------------------------------
Arthur L. Goldstein                      (principal executive officer) and Director


 /s/ Daniel M. Kuzmak                    Vice President, Finance and Chief Financial      May 18, 2001
-------------------------------
Daniel M. Kuzmak                         Officer (principal financial officer)


 /s/ Anthony Di Paola                    Vice President and Corporate Controller          May 18, 2001
--------------------------------
Anthony Di Paola                         (principal accounting officer)


 /s/ Douglas R. Brown                    Director                                         May 18, 2001
-------------------------------
Douglas R. Brown


 /s/ Stephen L. Brown                    Director                                         May 18, 2001
--------------------------------
Stephen L. Brown


 /s/ Arnaud de Vitry d'Avaucout          Director                                         May 18, 2001
-------------------------------
Arnaud de Vitry d'Avaucourt


 /s/ Kathleen F. Feldstein               Director                                         May 18, 2001
--------------------------------
Kathleen F. Feldstein


 /s/ William E. Katz                     Director                                         May 18, 2001
---------------------------------
William E. Katz


 /s/ William K. Reilly                   Director                                         May 18, 2001
---------------------------------
William K. Reilly


 /s/ John L. Shields                     Director                                         May 18, 2001
-----------------------------------
John L. Shields


 /s/ Carl S. Sloane                      Director                                         May 18, 2001
------------------------------------
Carl S. Sloane


 /s/ Daniel I. C. Wang                   Director                                         May 18, 2001
---------------------------------
Daniel I. C. Wang


 /s/ Mark S. Wrighton                    Director                                         May 18, 2001
--------------------------------
Mark S. Wrighton


 /s/ Allen S. Wyett                      Director                                         May 18, 2001
-----------------------------------
Allen S. Wyett

                                INDEX TO EXHIBITS

Exhibit No.       Item and Reference
-----------       ------------------
4.1               Stock Purchase Agreement dated as of April 18, 2001 by
                  and among Ionics, Incorporated and the Investors listed on Schedule I attached thereto.

4.2               Restated Articles of
                  Organization (filed as Exhibit 3.1 to Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).

4.3               Amendment to Restated Articles
                  of Organization (filed as Exhibit 3(b) to Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).

4.4               Amendment to Restated Articles of Organization (filed as
                  Exhibit 3.1(b) to Registration Statement No. 33-38290 on Form S-2 effective January 24, 1991 and incorporated herein by reference).

4.5               Amendment to Restated Articles
                  of Organization (filed as Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference).

4.6               Amendment to Restated Articles of Organization (filed as
                  Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference).

4.7               By-Laws, as amended through May
                  2, 2000 (filed as Exhibit 3.2 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and incorporated herein by reference).

4.8               Renewed Rights Agreement, dated
                  as of August 19, 1997, between Ionics, Incorporated and BankBoston N.A. (filed as Exhibit 1 to Current Report on Form 8-K dated August 27, 1997 and incorporated herein by reference).

4.9 Form of Common Stock Certificate (filed as Exhibit 4.2 to Annual Report on Form 10-K for year ended December 31, 1997 and incorporated herein by reference).

5                 Opinion of Stephen Korn, Esquire (filed herewith).

23.1              Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2              Consent of Stephen Korn, Esquire (included in Exhibit 5).

24                Power of Attorney (included on signature pages).

                                  Exhibit 4.1
                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made this 18th day of April, 2001 by and among Ionics, Incorporated, a Massachusetts corporation (the "Company"), and the investors named in the attached Schedule I (each an "Investor" and collectively, the "Investors").

         WHEREAS, the Company desires to issue and sell to the Investors, severally and not jointly, and the Investors desire, severally and not jointly, to acquire an aggregate of 875,000 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share ("Common Stock"), for an aggregate consideration of $21,813,750.00, subject to the terms herein; and

         WHEREAS, the Company and the Investors desire to set forth certain matters to which they have agreed relating to the Shares.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:


                                    ARTICLE I

                           ISSUANCE OF SHARES; CLOSING

         SECTION 1.1 Authorization of Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance of the Shares pursuant to this Agreement.

         SECTION 1.2 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company contained herein, each Investor agrees to purchase from the Company, and the Company agrees to sell to such Investor, on the Closing Date (as hereinafter defined) the number of Shares set forth opposite such Investor's name on Schedule I as determined in accordance with the terms herein.

         SECTION 1.3  Delivery of the Shares at Closing. The
completion of the purchase and sale of the Shares (the "Closing") shall occur on the date of this Agreement at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA 02110, or at such other location, date and time as may be agreed upon between the Company and the Investors (such date being referred to herein as the "Closing Date"). At the Closing, the Company shall deliver to each Investor one or more stock certificates representing the number of Shares set forth on Schedule I hereto with respect to such Investor, each such certificate to be registered in the name of such Investor or, if so indicated on Schedule I hereto, in the name of a nominee designated by such Investor.

         The Company's obligation to issue the Shares to each Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased hereunder by such Investor at or prior to the Closing Date; and
(b) the accuracy of the representations and warranties made by such Investor as of the date hereof and on the Closing Date and the fulfillment of those undertakings of such Investor to be fulfilled prior to the Closing.

         Each Investor's obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by such
Investor: (a) the accuracy of the representations and warranties of the Company as of the date hereof and on the Closing Date; and (b) the Investors shall have received an opinion of Testa, Hurwitz & Thibeault, LLP, counsel for the Company, substantially in the form of Exhibit A hereto.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each Investor that, as of the date of this Agreement, the following are true and correct:

         SECTION 2.1  Organization and Standing of the Company. The
Company is a corporation duly organized, validly existing, and in good standing under the laws of The Commonwealth of Massachusetts. The Company has full corporate power and authority to enter into, deliver, and perform its obligations and undertakings under this Agreement. The Company has full corporate power and authority to carry on the business in which it is currently engaged and to own and use the properties owned and used by it.

         SECTION 2.2 Capitalization. The Company's authorized capital stock consists of 55,000,000 shares of Common Stock. As of March 16, 2001 there were outstanding 16,413,366 shares of Common Stock. All such outstanding shares are validly issued, fully paid, and non-assessable. As of December 31, 2000, the Company had outstanding options to purchase up to 3,225,584 shares of Common Stock under its various stock plans or otherwise. Except as set forth herein or pursuant to the Renewed Rights Agreement dated as of August 19, 1997 between the Company and BankBoston, N.A., and other than as indicated in the SEC Reports (as hereinafter defined), as of December 31, 2000, the Company does not have outstanding any option, warrant, purchase right, subscription right, stock appreciation right, phantom stock right, profit participation right, agreement, or other commitment to issue or to acquire any shares of its capital stock, or any securities or obligations convertible into or exchangeable for its capital stock, and the Company has not given any person any right to acquire from the Company or sell to the Company any shares of its capital stock.

         SECTION 2.3 Validity of this Agreement. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder, and the issuance, sale, and delivery of the Shares, have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company herein may be legally unenforceable. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the issuance, sale, and delivery of the Shares, will not (i) conflict with, or result in, any breach of any of the terms of, or constitute a default under, the articles of organization or by-laws of the Company; or (ii) result in the creation of any lien, charge or encumbrance upon any of the Company's properties or assets, nor conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any agreement, instrument, covenant, or other restriction or arrangement to which the Company is a party or by which it or any of its properties or assets is bound, except where such lien, charge, encumbrance, conflict, breach or default would not have a material adverse effect on the business, financial condition, properties, operations or results of operations of the Company.

         SECTION 2.4  Governmental Consent, etc. No consent,
approval, authorization, or other order of, action by, filing with, or notification to any governmental authority is required under existing law or regulation in connection with the execution, delivery, and performance of this Agreement, or the offer, issuance, sale or delivery of the Shares pursuant to this Agreement, or the consummation of any other transactions contemplated hereby, except for such filings, consents, permits, approvals, and authorizations as shall have been made prior to and shall be effective on and as of the Closing or as are permitted to be made after the Closing.

         SECTION 2.5 Valid Issuance of Shares. When issued and delivered against payment therefor in accordance with the terms and conditions of this Agreement, the Shares shall be duly authorized and validly issued, fully paid and non-assessable.

         SECTION 2.6 SEC Reports. Copies of all reports filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the period from December 31, 2000 to the date of this Agreement (the "SEC Reports") have been furnished or are publicly available to the Investors. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the twelve (12) months preceding the date of this Agreement. The SEC Reports complied in all material respects with the SEC's requirements as of their respective filing dates (or, if any of the SEC Reports shall have been amended, as of the date of such amendment), and the information contained therein as of the date thereof (or, if any of the SEC Reports shall have been amended, as of the date of such amendment) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under where they were made, not misleading. The audited financial statements of the Company included in the SEC Reports, including the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Said financial statements and the related notes fairly present the financial position and results of operations and cash flow of the Company as of the respective dates thereof and for the periods indicated. Since March 31, 2001, there has not been any material adverse change in the business, financial condition, properties, operations or results of operations of the Company, except as contemplated and set forth in the SEC Reports and other changes in the ordinary course of business.

         SECTION 2.7  Securities Laws. All notices, filings,
registrations, or qualifications under state securities or "blue sky" laws, which are required in connection with the offer, issuance, sale and delivery of the Shares pursuant to this Agreement, have been, or will be, completed by the Company.

         SECTION 2.8 Compliance. The Company is not in violation of its articles of organization or by-laws, and the Company is not in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would have a material adverse effect on the business, financial condition, properties, operations or results of operations of the Company.

         SECTION 2.9 Intellectual Property. Except as set forth in the SEC Reports, each of the Company and its subsidiaries owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property") as are owned or used by it or that are necessary for the conduct of its business as now conducted, except where the failure to currently own or possess would not have a material adverse effect on the business, financial condition, properties, operations or results of operations of the Company. Except as set forth in the SEC Reports, the Company has not received any notice of, nor has it any knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any Intellectual Property that would have a material adverse effect on the business, financial condition, properties, operations or results of operations of the Company.

         SECTION 2.10 NYSE Compliance. The Company's Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the New York Stock Exchange (the "NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the SEC or the NYSE is contemplating terminating such registration or listing.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor severally and not jointly hereby acknowledges, represents, warrants and agrees as follows:

         SECTION 3.1  Investor Representations. The Investor
represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act of 1933 (the "Securities Act") and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor is acquiring the number of Shares set forth on
Schedule I hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has completed or caused to be completed the Questionnaire in the form attached hereto as Exhibit B, which is incorporated herein by reference and the answers thereto are true and correct to the best knowledge of the Investor as of the date hereof and will be true and correct as of the effective date of the Registration Statement (as defined herein); and (v) the Investor has, in connection with its decision to purchase the number of Shares set forth on
Schedule I hereto, relied only upon the representations and warranties of the Company contained herein. Subject to Article IV herein, the Investor understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein.

         SECTION 3.2 Compliance With Securities Laws. The Investor hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless the Investor is selling such Shares in a transaction not subject to the prospectus delivery requirements), and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.

         SECTION 3.3  Authority of Investor; Validity of this
Agreement. The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investor herein may be legally unenforceable.

         SECTION 3.4 No Dispositions. Investor will not, prior to the effectiveness of the Registration Statement, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition"), the Shares, nor will Investor engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of the Shares by the Investor or any other person or entity. Such prohibited hedging or other transactions would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Shares.

         SECTION 3.5 Investment Decision by Investor. The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.


                                   ARTICLE IV

                               REGISTRATION RIGHTS

SECTION 4.1           Registration of Shares.
                      ----------------------

          (a) In order to cause the Shares then held by each Investor to be registered under the Securities Act so as to permit the sale thereof as set forth in this Section 4.1, the Company shall use its best efforts to prepare and file with the SEC, within thirty (30) days after the Closing Date, a registration statement in such form as is then available under the Securities Act (the "Registration Statement"); provided, however, that each Investor shall provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the Securities Act and the Exchange Act and to obtain any desired acceleration of the effective date of the Registration Statement, such provision of information and materials to be a condition precedent to the obligations of the Parent pursuant to this Section 4.1 to register the Shares held by such Investor. The offerings made pursuant to the Registration Statement shall not be underwritten.

          (b) Subject to Section 4.2 hereof, the Company shall (i) prepare and file with the SEC the Registration Statement in accordance with Section 4.1 hereof with respect to the Shares and shall use its best efforts to cause the Registration Statement to become effective within sixty (60) days after the Registration Statement is filed with the SEC and to keep the

     Registration Statement effective until the sooner to occur of (A) the date on which all the Shares included within the Registration Statement have been sold, (B) the date on which all the Shares are able to be sold in a single transaction under Rule 144 of the Securities Act, or (C) the second anniversary of the Closing Date; (ii) prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the prospectuses used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Shares registered by the Registration Statement; (iii) furnish to each Investor such number of copies of any prospectuses
     (including any preliminary prospectus and any amended, combined or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Investor may reasonably request in order to effect the offering and sale of the Shares to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the Registration Statement to remain effective;
     (iv) use its best efforts to register or qualify the Shares covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as each Investor shall reasonably request (provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Investor to consummate the public sale or other disposition of the Shares in such jurisdictions; (v) notify each Investor, promptly after it shall receive notice thereof, of the date and time the Registration Statement and each post-effective amendment to such Registration Statement becomes effective or a supplement to any prospectus forming a part of such Registration Statement has been filed; and (vi) promptly reissue, or promptly authorize and instruct its transfer agent to reissue, unlegended certificates at the request of any Investor thereof upon such Investor's delivery of original certificates representing the Shares tendered for sale pursuant to the effective Registration Statement, and to promptly respond to broker's inquiries made of the Company in connection with such sales, in each case with a view to reasonably assisting the Investor to complete such sale during such period of effectiveness.

SECTION 4.2           Transfer of Shares; Delayed Filing; Suspension.
                      ----------------------------------------------

          (a) Each Investor agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 4.1 or under Rule 144 of the Securities Act, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution of the Shares.

          (b) Notwithstanding the Company's obligation to file the Registration Statement under Section 4.1 hereof, if the Company shall furnish to the Investors a certificate signed by the President and Chief Executive Officer of the Company stating that, in the good faith judgment of the Company, it would be detrimental to the Company and its stockholders for the Registration Statement to be filed at such time and it is therefore essential to defer the filing of the Registration Statement, the Company shall have the right to defer such filing for a period of not more than thirty (30) days beyond the date specified under Section 4.1(a) above. In addition and notwithstanding anything to the contrary set forth in this Agreement, the Company may restrict disposition of the Shares under the Registration Statement filed pursuant to Section 4.1 hereof, and each Investor will not be able to dispose of such Shares, if the Company shall have delivered a notice in writing to such Investor stating that a delay in the disposition of the Shares is necessary because the Company, in its reasonable judgment, has determined in good faith that such sales would require public disclosure by the Company of material nonpublic information that is not included in the Registration Statement and that immediate disclosure of such information would be detrimental to the Company. In the event of the delivery of any such notice by the Company, the Company shall use its best efforts to amend the Registration Statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of the Company to delay further sales of the Shares until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of the Shares (i) shall not be exercised by the Company more than twice in any twelve (12) month period and (ii) shall not exceed ninety (90) days in the aggregate (and no longer than forty-five (45) days as to any single delay) in any twelve (12) month period.

         SECTION 4.3 Expenses. All of the out-of-pocket expenses incurred by the Company in complying with its obligations under this Article IV in connection with the registration of the Shares, including, without limitation, all SEC, New York Stock Exchange and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of the Company's outside counsel and independent accountants shall be paid by the Company. The Company shall not be responsible to pay any legal fees for any Investor or any selling expenses of any Investor (including, without limitation, any broker's fees or commissions, including underwriter commissions).

SECTION 4.4 Indemnification. In the event of any offering registered pursuant to this Article IV:

          (a) The Company agrees to indemnify and hold harmless each Investor whose Shares are included in the Registration Statement, each of its officers, directors and partners and each person controlling such Investor within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which such Investor, or any such officer, director, partner or controlling person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and the Company will reimburse each such Investor and each of its officers, directors and partners and each person controlling such Investor, as the case may be, for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such loss, claim, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for use in the preparation of the Registration Statement, (ii) the failure of such Investor to comply with the covenants and agreements applicable to such Investor contained in Sections 3.2 or 4.2 hereof, or (iii) any untrue statement or omission made in any prospectus and corrected in an amended prospectus that was delivered to such Investor on a timely basis.

          (b) Each Investor whose Shares are included in the Registration Statement, agrees to indemnify and hold harmless the Company, each of its officers and directors and each person controlling the Company within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, or any such officer, director or controlling person may become subject (under the Securities Act or otherwise), in so far as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon,
     (i) the failure by such Investor to comply with the covenants and agreements applicable to such Investor contained in Section 3.2 or 4.2 hereof respecting the sale of the Shares, or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for use in the preparation of the Registration Statement, and such Investor will reimburse the Company and each of its officers, directors or controlling persons, as the case may be, for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such loss, claim, damage or liability.

          (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 4.4 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 4.4. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Section 4.4 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement or omission, whether the untrue statement or omission relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection
     (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the amount by which the net amount received by such Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 4.4, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section
     4.4 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

         SECTION 4.5 Termination of Conditions and Obligations. The conditions precedent imposed by Article III or this Article IV upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.


         SECTION 4.6 Listing. The Company shall take the necessary steps to comply in all material respects with the requirements of the NYSE with respect to the issuance of the Shares and the listing thereof.


                                    ARTICLE V

                          SURVIVAL AND INDEMNIFICATION

         SECTION 5.1 Survival. Notwithstanding any examination made by or on behalf of any party hereto, the knowledge of any party or the acceptance by any party of any certificate or opinion, each representation and warranty contained herein shall survive the Closing and shall be fully effective and enforceable for one year after the Closing, and each covenant contained herein shall survive the Closing and shall be fully effective and enforceable.

         SECTION 5.2  Indemnification.

          (a) The Company shall indemnify each Investor, its stockholders, partners, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and expenses) which may be suffered or incurred by any of them as a result of a breach of any representation, warranty or covenant made by the Company in this Agreement;

          (b) Each Investor agrees to indemnify the Company and its stockholders, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and other expenses) which may be suffered or incurred by it as a result of any breach of any representation, warranty, or covenant made by such Investor in this Agreement; and

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing of the occurrence of the facts and circumstances giving rise to such claim. The failure of any person to deliver the notice required by this Section 5.2(c) shall not in any way affect the indemnifying party's indemnification obligations hereunder except and only to the extent that the indemnifying party is actually prejudiced thereby. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall which, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel or pay its own expenses. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceedings (including any impleaded parties) include both the indemnifying party and the indemnified party and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.


                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designated by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

    If to an Investor:    The address specified for such Investor on Schedule I.



    If to the Company:    Ionics, Incorporated
                          65 Grove Street
                          Watertown, MA 02472-2882
                          Attention: Stephen Korn, General Counsel
                          Facsimile: (617) 926-3760
    with a copy to:       Testa, Hurwitz & Thibeault, LLP
                          125 High Street
                          Boston, MA  02110
                          Attention:  Mitchell S. Bloom, Esq.
                          Facsimile:  617-248-7100

All notices, requests, consents and other communications hereunder shall be deemed to have been given together (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above;
(ii) if by telex, telecopy or facsimile transmission, one (1) day after the time that receipt thereof has been acknowledged by electronic confirmation or otherwise; (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service; or (iv) if sent by registered mail, on the 5th business day following the day such mailing is made.

         SECTION 6.2 Entire Agreement. This Agreement, including exhibits, or other documents referred to herein or that specifically indicate that they were delivered to the Investors in connection with this Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof (other than the Confidentiality Agreement (as defined herein)). No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

         SECTION 6.3 Amendments. The terms and provisions of the Agreement may be modified, amended or waived, or consent for the departure therefrom granted, only by written consent of the Company and the Investors holding at least 50% of the Shares then held by all Investors. No such waiver or consent shall be deemed to be an Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         SECTION 6.4 Assignment. The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the Company and Investors holding in the aggregate at least 50% of the Shares then held by all Investors, which consent shall not be unreasonably withheld, except that an Investor may transfer its rights and obligations to an "affiliate" (as such term is defined under Rule 144 of the Securities Act) of such Investor, provided that any such transferee agrees in writing to assume all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby all in accordance with and pursuant to a duly executed written instrument in form reasonably satisfactory to the Company.

         SECTION 6.5 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

         SECTION 6.6 Governing Law. This Agreement and the rights and obligations of the partied hereunder shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

         SECTION 6.7 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

         SECTION 6.8 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or constructions of any of the terms or provisions hereof.

         SECTION 6.9 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

         SECTION 6.10  Expenses. Except as provided in Section 4.3,
Section 4.4 or Section 5.2, each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

         SECTION 6.11 Brokers. Except as otherwise set forth in the Letter Agreement dated as of March 16, 2001 by and between the Company and Raymond James & Associates, Inc., each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission, or for other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

         SECTION 6.12 Confidentiality. Each Investor acknowledges and agrees that any information or data it has acquired from the Company, which is not otherwise properly in the public domain, was received in confidence and shall be subject to the terms and conditions of the Confidentiality Agreement dated February 8, 2000 by and between the Company and Fidelity Management & Research Company (the "Confidentiality Agreement"). Each Investor further agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company.

         SECTION 6.13 Public Announcements. The Company, on the one hand, and the Investors, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby, agree to provide to the other party for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any disclosure obligations of the SEC or the NYSE.

         SECTION 6.14 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 6.15 Further Assistance. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Company and each Investor will take such further action as the other party may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification under Article IV or V).



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company and the Investors have executed this Stock Purchase Agreement as of the day and year first above written.

                 IONICS, INCORPORATED


                 By:   /s/ Arthur L. Goldstein
                        --------------------------
                        Arthur L. Goldstein
                        President, Chairman, and
                        Chief Executive Officer


                 FIDELITY MT. VERNON STREET TRUST: FIDELITY NEW MILLENNIUM FUND


                 By:   /s/ John Costello
                        -------------------------
                        Name:     John Costello
                        Title:    Treasurer


                 FIDELITY MAGELLAN FUND


                 By:   /s/ John Costello
                 ---------------------------------
                       Name:     John Costello
                       Title:    Treasurer

LIST OF SCHEDULES AND EXHIBITS


Schedule I:                List of Investors

Exhibit A:                 Opinion of Testa, Hurwitz & Thibeault, LLP
Exhibit B:                 Investor Questionnaire

                                   SCHEDULE I

Investors

                                                                 Aggregate
Name and Address of Investors           Number of Shares       Purchase Price
-----------------------------           ----------------       --------------

Fidelity Mt. Vernon Street Trust:          250,000             $6,232,500.00
Fidelity New
Millennium Fund
82 Devonshire Street
M/S  E20
Boston, MA  02109
attn: Nate Van Duzer
Tel: (617) 392-8129
Fax: (617) 476-7774

Fidelity Magellan Fund                     625,000             $15,581,250.00
82 Devonshire Street
M/S  E20
Boston, MA  02109
attn: Nate Van Duzer
Tel: (617) 392-8129
Fax: (617) 476-7774
                                                               ---------------

               Total:                       875,000            $21,813,750.00

                                    EXHIBIT 5




May 18, 2001


Ionics, Incorporated
65 Grove Street
Watertown, Massachusetts 02472-2882

Re: S-3 Registration Statement

Ladies and Gentlemen:

         As General Counsel to Ionics, Incorporated, a Massachusetts corporation (the "Company"), I have represented the Company in connection with the preparation and filing of the Company's Form S-3 Registration Statement (the "Registration Statement"), covering the sale to the public of up to 875,000 shares of the Company's common stock (the "Common Stock"), $1.00 par value per share (the "Shares"), which may be sold by certain selling stockholders of the Company as set forth in the Registration Statement.

         I have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. I have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that I have deemed necessary or appropriate.

         Based upon and subject to the foregoing, I am of the opinion that the Shares are legally issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to my name in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                                                     Very truly yours,

                                                     /s/ Stephen Korn
                                                     ----------------
                                                     Stephen Korn
                                                     General Counsel

                                  Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 19, 2001, relating to the consolidated financial statements, which appears in the Annual Report in Exhibit 13 on Form 10-K of Ionics, Incorporated for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated March 19, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 18, 2001

                            -------------------------

                         TESTA, HURWITZ & THIBEAULT, LLP
                            -------------------------

                                ATTORNEYS AT LAW

                                 125 High Street
                        Boston, Massachusetts 02110-2704
Office (617) 248-7000                                         Fax (617) 248-7100

May 18, 2001

VIA EDGAR

Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549
Attn:    Filing Desk

Re: Ionics, Incorporated - Registration Statement on Form S-3

Ladies and Gentlemen:

         On behalf of Ionics, Incorporated (the "Company"), transmitted herewith for filing with the Securities and Exchange Commission (the "Commission") pursuant to Regulation S-T is one (1) conformed copy of a Registration Statement on Form S-3 (the "Registration Statement"), with exhibits, relating to the offering by certain stockholders of the Company of an aggregate of 875,000 shares of common stock, par value $1.00 per share, of the Company.

         A filing fee of $5,687.50 has been paid prior to the Company's filing of the Registration Statement by wire transfer to the Commission's account at Mellon Bank.

         Pursuant to Rule 461 under the Securities Act of 1933 (the "Act"), the Company may make a request for acceleration of the effective date of the above referenced Registration Statement orally. As required by Rule 461, the Company has authorized us to represent on their behalf that they are aware of their obligations under the Act.

         If you should have any questions, or require any additional information, please contact me at (617) 248-7425, Christopher Stone of this office at (617) 310-8251 or Stephen Korn, the Company's Vice President and General Counsel, at (617) 926-2510.

                                                Sincerely,

                                                /s/ Mitchell S. Bloom
                                                ---------------------
                                                Mitchell S. Bloom, Esq.

Enclosure